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                                                                      EXHIBIT 99

March 29, 2002


Securities and Exchange Commission
450 5th Street, NW
Washington, DC 20549


Pursuant to Securities and Exchange Commission Release Nos. 33-8070, 34-45590, 35-27503, 39-2395, IA-2018, IC-25464, FR-62, File No. S7-03-02, this letter is to confirm that InterDigital Communications Corporation has received assurance from its independent public accountants, Arthur Andersen LLP (Arthur Andersen), that Arthur Andersen's audit of our consolidated financial statements as of December 31, 2001 and for the year then ended (the Audit) was subject to Arthur Andersen's quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, and that there was appropriate continuity of Arthur Andersen personnel working on the Audit and availability of national office consultation. Availability of personnel at foreign affiliates of Arthur Andersen is not relevant to the Audit.


INTERDIGITAL COMMUNICATIONS CORPORATION


R. J. Fagan
---------------------------------------------
Richard J. Fagan
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)